Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

     I, John A. Edwardson, the chief executive officer of CDW Computer Centers, Inc. (“CDW”), certify that (i) the Quarterly Report on Form 10-Q for the three months ended March 31, 2003 (the “10-Q”) of CDW fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of CDW.

/s/ John A. Edwardson

John A. Edwardson Chairman and Chief Executive Officer CDW Computer Centers, Inc. May 15, 2003